UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2008

Red Mile Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50814 (Commission File Number)	20-4441647 (IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|X|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On October 7, 2008, Red Mile Entertainment, Inc. (“Red Mile”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SilverBirch Inc., an Ontario (Canada) corporation (“SilverBirch”), RME Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of SilverBirch (“Merger Sub”), and Kenny Cheung, as stockholder representative (the “Representative”).  On October 2, 2008, Red Mile’s board of directors unanimously approved the Merger Agreement and recommended its adoption by the Red Mile stockholders.

Under the Merger Agreement, Merger Sub will merge with Red Mile, which will survive as a wholly-owned subsidiary of SilverBirch.  Each issued and outstanding share of Red Mile common stock will be converted into the right to receive 0.875 shares of SilverBirch common stock.  Any Red Mile stockholders who demand appraisal of their Red Mile shares in accordance with Delaware law will be entitled to seek a judicial determination of the fair value of such shares.

Non-management holders of options or warrants to purchase Red Mile common stock will have the right to either net exercise such options or warrants for Red Mile common stock immediately before the closing of the merger or convert such options or warrants into the right to receive options or warrants to purchase a number of shares of SilverBirch common stock equal to the number of shares of Red Mile common stock subject to such option or warrant times 0.875.  The exercise price for each share of SilverBirch common stock will equal the exercise price of the Red Mile common stock subject to such option or warrant times 1.14286.  Under the Merger Agreement, certain officers and employees, including Chester Aldridge (Red Mile’s Chief Executive Officer) and Simon Price (Red Mile’s President), will surrender and cancel each of their options and warrants to purchase Red Mile common stock.

Under an earnout provision of the Merger Agreement, SilverBirch will issue additional SilverBirch Shares (or options or warrants, as the case may be) to holders of Red Mile common stock (or options or warrants to purchase common stock) if either or both of the following circumstances occur:

(i)
if Red Mile, as the surviving company, meets certain gross revenue milestones in connection with the Publishing Agreement between Red Mile and Atari Interactive, Inc. regarding the Heroes over Europe video game franchise, or

(ii)
if Red Mile secures a co-publishing agreement with a third party for the Sin City video game currently in development, provided that thirty percent of such shares will be held back to offset certain cost overruns in the development of the Sin City game.

All undistributed earnout shares will be available to satisfy indemnity claims under the Merger Agreement.

All of the SilverBirch shares issued as merger consideration are subject to transfer restrictions that lapse after closing of the Merger Agreement (the “Closing”), as follows:

(i)	30% of the shares shall not be transferred for 240 days after Closing;

(ii)	30% of the shares shall not be transferred for 300 days after Closing;

(iii)	20% of the shares shall not be transferred for 360 days after Closing; and

(iv)	20% of the shares shall not be transferred for 420 days after Closing.

The total number of shares of SilverBirch stock issuable as merger consideration will be reduced for merger expenses incurred by Red Mile in excess of $70,000.

The Merger Agreement includes customary representations, warranties and covenants by the parties and is subject to customary closing conditions. The shares of SilverBirch stock to be issued in the merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act, relating to an exchange of securities after a hearing regarding the fairness of the transaction.  Accordingly, closing of the Merger Agreement (the “Closing”) is conditioned on obtaining a permit for the issuance of the SilverBirch stock from the California Commissioner of Corporations after a hearing regarding the fairness of the transaction.  The Closing is also conditioned on approval by Red Mile’s stockholders as well as U.S. regulatory approval and approval by the Toronto Venture Stock Exchange (TSX-V).

Under the terms of the Merger Agreement, Red Mile has agreed not to solicit, discuss or negotiate alternative transactions regarding the acquisition of Red Mile or its assets.  The parties may terminate the Merger Agreement by mutual written consent at any time and either party may terminate the Merger Agreement if the transaction has not closed by January 31, 2009.  Red Mile will be obligated to pay SilverBirch a termination fee equal to 1,500,000 shares of Red Mile common stock if (i) the Red Mile stockholders do not approve the merger, (ii) Red Mile fails to obtain any required approval from any governmental authority, or (iii) Red Mile’s board of directors recommends an alternative transaction or withdraws its recommendation in favor of the Merger Agreement.

The foregoing summary of the Merger Agreement, and related transactions, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this Current Report as Exhibit 2.1 and incorporated herein by reference.  The Merger Agreement has been attached as an exhibit only to provide information regarding its terms and is not intended to provide any other factual information about Red Mile, Merger Sub or SilverBirch.  The parties made the representations, warranties and covenants in the Merger Agreement only for the purposes of such agreement, solely for the benefit of the parties to the Merger Agreement, and subject to limitations agreed on by the parties.  The parties to the Merger Agreement have made certain of the representations and warranties for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts.

In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Red Mile or any of its subsidiaries or affiliates.

Red Mile’s press release of October 14, 2008, announcing the merger is also attached hereto as Exhibit 99.1 and incorporated herein by reference.

Other Material Agreements in Connection with the Merger

Concurrently with the execution of the Merger Agreement, certain Red Mile stockholders, representing approximately 23% of the combined voting power of the issued and outstanding Red Mile voting securities, entered into a Voting Agreement (the “Voting Agreement”) with Merger Sub.  Under the Voting Agreement, the Red Mile stockholders agreed to vote all Red Mile securities owned of record or beneficially owned by such stockholders to facilitate consummation of the Merger.  Each of the Red Mile stockholders who signed a Voting Agreement also signed an irrevocable proxy to vote and exercise all voting and related rights with respect to such stockholder’s shares.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

In connection with the Merger Agreement certain officers and employees of Red Mile, including Mr. Aldridge and Mr. Price, have each executed employment or consulting agreements with SilverBirch, which will become effective at Closing.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report concerning activities, events or developments that Red Mile expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger Agreement will not close. Additional information on risks, uncertainties and factors is included in Red Mile’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1(1)	Agreement and Plan of Merger among SilverBirch Inc., RME Merger Sub Corp., Red Mile Entertainment, Inc. and Kenny Cheung, as Representative, dated October 7, 2008.
10.1(1)	Voting Agreement among RME Merger Sub Corp., and certain stockholders of Red Mile Entertainment, Inc., dated October 7, 2008.
99.1	Press Release of Red Mile Entertainment, Inc. of October 14, 2008.

(1)	Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Red Mile agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

	By:	/s/ Chester Aldridge
Name: Chester Aldridge
Title: Chief Executive Officer
Date: October 14, 2008